Exhibit 10.6

SHAREHOLDERS AGREEMENT

This Shareholders Agreement (this “Agreement”) is made as of this 26th day of October, 2007 by and among Steel Dynamics, Inc., an Indiana corporation (together with any successor thereto, the “Corporation”) and the shareholders of the Corporation listed on the signature pages hereto (the “Shareholders”).

WHEREAS, the Corporation and the Shareholders are parties to a Stock Purchase Agreement dated October 1, 2007 (the “Purchase Agreement”) pursuant to which the Corporation purchased all of the issued and outstanding stock of Omnisource Corporation from the Shareholders and, in partial payment therefor, delivered to the Shareholders shares of the Corporation’s Common Stock; and

WHEREAS, this Agreement is being executed and delivered in connection with the closing of the transactions contemplated by the Purchase Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1          Construction of Terms. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or numbers, as the case may be, whenever the context so indicates or requires.

1.2          Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Affiliate” of any Person means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Broker’s Transaction” means a “broker’s transaction” as defined in Rule 144 promulgated under the Securities Act.

“Closing Date” means the closing date of the transactions contemplated by the Purchase Agreement.

“Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Common Stock” means the Corporation’s Common Stock, par value $0.005 per share, and any other securities into which or for which such shares may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission thereunder.

“Hedging Transaction” means any short sale (whether or not against the box) or purchase, sale or grant of any right (including without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Corporation’s Common Stock.

“Person” means any individual, corporation, association, partnership, limited liability company, joint venture, estate, trust or unincorporated organization or any government or any agency or political subdivision thereof.

“Registrable Securities” means the Shares held by the Shareholders and any other securities issued or issuable with respect to any such shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that notwithstanding anything to the contrary contained herein, “Registrable Securities” shall not at any time include any shares of Common Stock held by a Shareholder when all shares of Common Stock held by such Shareholder may be sold in a three-month period without restriction pursuant to Rule 144 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued by the Corporation to the Shareholders at the closing of the transactions contemplated by Purchase Agreement, including shares held pursuant to the escrow agreement executed and delivered on the Closing Date but excluding Bonus Shares, as defined in the Purchase Agreement.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, of any rights or interests therein or the disposition of the economic interest therein, whether by merger, operation of law or otherwise, including pursuant to any Hedging Transaction. “Transferred” means the accomplishment of a Transfer, and “Transferee” means the recipient of a Transfer.

SECTION 2

RESTRICTIONS ON TRANSFER

2.1          Restrictions on Transfer. Each Shareholder agrees that he, she or it will not Transfer all or any portion of the Shares, except in connection with, and strictly in compliance with the conditions of, any of the following:

(a)           Transfers effected pursuant to Section 2.2 made strictly in accordance with the procedures set forth in such Section;

(b)           Transfers by a Shareholder to (i) his or her spouse, children, grandchildren, siblings or siblings’ children, (ii) a trust for the benefit of such Shareholder or his or her spouse, children or grandchildren, siblings or siblings’ children, or (iii) a tax-exempt foundation established and funded solely by the Shareholders or any of them or by OmniSource Corporation, an Indiana corporation; provided, that (x) the Transfer is exempt from the registration requirements of the Securities Act and (y) the Transferee shall have executed a Joinder Agreement substantially in the form of Exhibit A attached hereto;

(c)           Transfers upon the death of a Shareholder to his or her heirs, executors or administrators or to a trust under his or her will or Transfers between such Shareholder and his or her guardian or conservator, provided that (x) the Transfer is exempt from the registration requirements of the Securities Act and (y) the Transferee shall have executed a Joinder Agreement substantially in the form of Exhibit A attached hereto; and

Any permitted Transferee described in the preceding clauses (b) or (c) shall be referred to herein as a “Permitted Transferee.”  Notwithstanding anything to the contrary in this Agreement or any failure to execute a Joinder Agreement as contemplated hereby, Permitted Transferees shall take any Shares so Transferred subject to all provisions of this Agreement as if such Shares were still held by the transferor, whether or not they so agree with the transferor and/or the Corporation.

2.2          Release of Restrictions. Notwithstanding Section 2.1, a Shareholder may:

(a)           commencing on the date that is nine (9) months following the Closing Date, request that the Corporation allow the Shareholder to Transfer up to 25% of the Shares issued to such Shareholder on the Closing Date and the Shareholder may Transfer only up to such number of Shares that the Corporation agrees in writing may be Transferred by the Shareholder, provided that (i) such Transfer is effected pursuant to Section 2.3 and (ii) the Corporation may withhold its consent to any such Transfer in its sole discretion;

(b)           commencing on the date that is twelve (12) months following the Closing Date, Transfer an aggregate (together with all other Transfers made pursuant to this Section 2.2) of up to 25% of the Shares issued to such Shareholder on the Closing Date, provided that such Transfer is effected pursuant to Section 2.3;

(c)           commencing on the date that is fifteen (15) months following the Closing Date, Transfer an aggregate (together with all other Transfers made pursuant to this Section 2.2) of up to 50% of the Shares issued to such Shareholder on the Closing Date, provided that such Transfer is effected pursuant to Section 2.3; and

(d)           commencing on the date that is eighteen (18) months following the Closing Date, Transfer all of the Shares issued to such Shareholder on the Closing Date, provided that such Transfer is effected pursuant to Section 2.3.

Any Shares that may be Transferred by a Shareholder free of the restrictions set forth in this Section 2.2 shall be referred to as the “Unrestricted Shares”.

2.3          Right of First Refusal. In the event that any Shareholder (a “Transferring Shareholder”) proposes to Transfer all or any portion of the Unrestricted Shares held by such Shareholder (a “Proposed Transaction”) (i) to a Person other than a Permitted Transferee or (ii) in a transaction other than (A) a Broker’s Transaction or (B) a gift, donation or other transfer in which the Transferring Shareholder receives directly or indirectly no consideration of tangible value (provided that if the Transferee is a Permitted Transferee, the Transferee shall have executed a Joinder Agreement in substantially the form of Exhibit A attached hereto) , the Transferring Shareholder shall Transfer such Shares pursuant to and in accordance with the following provisions of this Section 2.3.

(a)           Offer Notice. The Transferring Shareholder shall deliver written notice (the “Offer Notice”) of its desire to consummate the Proposed Transaction to the Corporation prior to effecting the Proposed Transfer. The Offer Notice shall specify (i) the number of Shares to be Transferred in the Proposed Transaction (the “Offered Shares”), (ii) the price per Share to be paid for the Offered Shares (the “Offer Price”), (iii) the identity of the proposed transferee and (iv) all other material terms and conditions of the Proposed Transaction. The Transferring Shareholder’s Offer Notice shall constitute an irrevocable offer to sell all of the Offered Shares to the Corporation on the basis described below at a purchase price per share equal to the Offer Price, and on the same terms as set forth in the Offer Notice.

(b)           Right of First Refusal. For a period of five (5) days after the giving of the Offer Notice pursuant to Section 2.3(a) (the “Option Period”), the Corporation shall have the first right (the “Right of First Refusal”) to purchase all, but not less than all, of the Offered Shares at a purchase price per share equal to the Offer Price and upon the terms and conditions set forth in the Offer Notice. The right of the Corporation to purchase all of the Offered Shares under this Section 2.3(b) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Option Period, to the Transferring Shareholder. The closing for any purchase of the Offered Shares by the Corporation hereunder shall take place within twenty (20) days after the expiration of the Option Period.

(c)           Sale to Proposed Transferee. In the event that the Corporation does not elect to exercise its Right of First Refusal with respect to all of the Offered Shares, the Transferring Shareholder may consummate the sale of the Offered Shares to the Proposed Transferee on terms and conditions no more favorable to the proposed transferee than those set forth in the Offer Notice. If the Transferring Shareholder’s Transfer to the Proposed Transferee is not consummated within thirty (30) days after the expiration of the Option Period, the Proposed Transaction shall be deemed to lapse, and any Transfers of Shares pursuant to such Proposed Transaction shall be deemed to be in violation of the provisions of this Agreement unless the Corporation is once again afforded the Right of First Refusal provided for herein with respect to such Proposed Transaction.

(d)           Termination of Right of First Refusal. The obligation of a Shareholder to offer the Shares to the Corporation and the right of the Corporation to purchase the Shares pursuant to this Section 2.3 shall terminate and be of no further force and effect as to a

Shareholder on the date on which such Shareholder and his Affiliates own directly or indirectly less than seven hundred fifty thousand (750,000) shares of Buyer Common Stock.

2.4          Prohibited Transfers. If any Transfer of Shares by a Shareholder is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio. The Corporation shall have, in addition to any other legal or equitable remedies which it may have, the right to enforce the provisions of this Section 2 by actions for specific performance (to the extent permitted by law). The Corporation shall have the right to refuse to recognize any Transferee as one of its shareholders for any purpose.

SECTION 3

SHELF REGISTRATION

3.1          Shelf Registration.

(a)           Within one hundred eighty (180) days of the Closing Date, the Corporation shall file a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales of all Registrable Securities held by the Shareholders. The Corporation shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 60th calendar day after the filing thereof.

(b)           The Corporation shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of the Shares held by the Shareholders and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the rules and regulations of the Commission as announced from time to time, until the earliest to occur of (i) the three year anniversary of the Closing Date, (ii) such time when all the Shares covered by such Shelf Registration Statement have been sold, or (iii) such time when the Shareholders no longer hold any Registrable Securities.

3.2          Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Shareholder may include any of its Shares in any Shelf Registration Statement pursuant to this Agreement unless and until such Shareholder furnishes to the Corporation in writing, promptly after receipt of a request therefor, such information as the Corporation may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Shareholder agrees to furnish promptly to the Corporation all information with respect to such Shareholder required to be disclosed in order to make the information previously furnished to the Corporation by such Shareholder not materially misleading.

3.3          Further Obligations of the Corporation. In connection with the preparation and filing of the Shelf Registration Statement, the Corporation shall:

(a)           furnish to each selling Shareholder such copies of each preliminary and final prospectus and such other documents as such Shareholder may reasonably request to facilitate the resale of its Registrable Securities;

(b)           use its commercially reasonable efforts to register or qualify the securities covered by the Shelf Registration Statement under the securities or “blue sky” laws of such jurisdictions as any selling Shareholder may reasonably request; provided that the Corporation shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(c)           promptly notify each selling Shareholder, at any time when a prospectus relating to his, her or its Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Shareholder, promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(d)           use commercially reasonable efforts to list the Registrable Securities included in the Shelf Registration Statement on each securities exchange or quotation system on which similar securities issued by the Corporation are then listed or quoted;

(e)           otherwise cooperate with the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities pursuant to the Shelf Registration Statement.

3.4          Registration Expenses.

(a)           The Corporation shall bear its own expenses in connection with the performance of its obligations hereunder, including: (i) all Commission registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state securities or “blue sky” laws; (iii) all expenses of printing any prospectus included in the Shelf Registration Statement; (iv) all application and filing fees in connection with listing the Registrable Securities on a securities exchange or quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Corporation.

(b)           The Shareholders shall bear their own expenses, including any discounts and commissions, in connection with the Shelf Registration Statement and the sale of the Registrable Securities thereunder.

SECTION 4

“MARKET STAND-OFF” AGREEMENT

In connection with any public offering by the Corporation of its Common Stock, each Shareholder agrees, if requested in good faith by the Corporation and the managing underwriter of the Corporation’s securities, not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any securities of the Corporation held by such Shareholder (except for any securities sold pursuant to such prospectus) or enter into any Hedging Transaction relating to any securities of the Corporation for a period not to exceed ninety (90) days following the effective date of the applicable prospectus for such public offering; provided that the Shareholders’ obligations under this Section 4 shall be conditioned upon the officers and directors entering into similar agreements with the Corporation and such managing underwriter. This Section 4 shall not restrict or otherwise affect any Hedging Transaction that was entered into by a Shareholder prior to the Corporation giving notice to such Shareholder of a proposed public offering provided that such Hedging Transaction was entered into in compliance with the restrictions set forth in this Agreement. The restrictions set forth in this Section 4 shall terminate and be of no further force and effect as to a Shareholder on the date on which such Shareholder and his Affiliates own directly or indirectly less than seven hundred fifty thousand (750,000) shares of Buyer Common Stock.

SECTION 5

GENERAL

5.1          Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. This Agreement may be amended, modified or terminated and any provision hereof may be waived by the joint written consent of the Corporation and a majority-in-interest of the Shareholders, in each case based on their respective holdings of Shares, provided, that any party may waive any provision hereof intended for its benefit by written consent. Any amendment, modification, termination or waiver effected in accordance with this Section 5.1 shall be binding upon all parties even if they do not execute such written consent.

5.2          Legend on Securities. The Corporation and each of the Shareholders acknowledge and agree that substantially the following legend shall be typed on each certificate evidencing any of the Shares held at any time by a Shareholder for so long as such Shares are subject to the restrictions on Transfer set forth herein:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A SHAREHOLDERS AGREEMENT DATED AS OF OCTOBER 26, 2007 AS AMENDED FROM TIME TO TIME, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

The Shareholders consent to the Corporation making a notation in its records and giving instructions to its transfer agent in order to implement the restrictions on transfer set forth herein.

5.3          Notices and Demands. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given and received for all purposes when delivered by hand or facsimile or five

(5) business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) business day after being sent by overnight delivery providing receipt of delivery, to:

(a)           If to the Corporation, 714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804, Attn: Gary Heasley, or at such other address designated by the Corporation to the Shareholders in writing, with a copy to McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, Illinois 60606, Attn: Thomas J. Murphy.

(b)           if to the Shareholders at the mailing addresses as shown on the signature pages or joinder agreement hereto.

5.4          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

5.5          Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

5.6          Effect of Heading. The Section headings herein are for convenience only and shall not affect the construction hereof.

5.7          Governing Law. This agreement shall be deemed a contract made under the laws of the State of Indiana and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of the State of Indiana, without giving effect to its conflict of laws principles.

5.8          Jurisdiction; Venue; Waiver Of Jury Trial.

(a)           Each of the parties to this Agreement hereby agrees that the state and federal courts of the State of Indiana shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining directly or indirectly to this Agreement, and all documents, instruments and agreements executed pursuant hereto or thereto, or to any matter arising herefrom (unless otherwise expressly provided for herein or therein). To the extent permitted by law, each party hereby expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced by any of the other parties hereto in any of such courts, and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to such party at the address to which notices are to be sent pursuant to this Agreement. Each of the parties waives any claim that Fort Wayne, Indiana is an inconvenient forum or an improper forum based on lack of venue. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action to enforce the same in any other appropriate jurisdiction.

(b)           Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that the other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

5.9          Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5.10        Successors and Assigns. This Agreement shall be binding upon and notice to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein. Neither this Agreement nor the right provided hereunder may be assigned by any Shareholder without the prior written consent of the Corporation, and without such prior written consent any attempted assignment shall be null and void.

5.11        Adjustment. All references to share amounts and prices herein shall be equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event affecting the capital stock of the Corporation.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first above written.

CORPORATION:

STEEL DYNAMICS, INC.

By:
Name:
Title:

SHAREHOLDERS:

Leonard Rifkin Amended and Restated Revocable Trust Dated December 19, 2006
By: Leonard Rifkin, Trustee

Daniel M. Rifkin

Richard S. Rifkin

Martin S. Rifkin

Richard S. Rifkin 2006 Irrevocable Trust
By: Martin S. Rifkin, Trustee

EXHIBIT A

Form of Joinder Agreement

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Shareholders Agreement (the “Agreement”) dated as of [                  ], 2007 and as may be amended from time to time by and among Steel Dynamics, Inc. (the “Corporation”) and the other parties named therein and, for all purposes of the Agreement, the undersigned shall be included within the term “Shareholder” (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:

Name:
Address:

Facsimile No:

Signature: